UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2018

KELLY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-1088	38-1510762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD,

TROY, MICHIGAN 48084

(Address of Principal Executive Offices)

(Zip Code)

(248) 362-4444

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2018, the Board of Directors of Kelly Services, Inc. (the “Company”) approved the Amended and Restated Bylaws of the Company.

The Amended and Restated Bylaws as so approved modify certain bylaws relating to the role of Lead Director. On September 19, 2018, the Company announced that director Donald R. Parfet had been elected as Chairman of the Board of Directors. The Board of Directors has determined in accordance with the Corporate Governance Principles of the Company that because Mr. Parfet is an independent director, the Board of Directors will not have a Lead Director during Mr. Parfet’s tenure as Chairman.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index.

Exhibit Index

Exhibit No.	Exhibit

3.1	Kelly Services, Inc. Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: November 7, 2018	/s/ James M. Polehna
James M. Polehna
Senior Vice President and Corporate Secretary